Exhibit 21




                         SUBSIDIARIES OF THE REGISTRANT


               MicroOptical Devices, Inc., a Delaware corporation


               EMCORE IRB Company, Inc., a New Mexico corporation


         EMCORE Real Estate Holding Corporation, a Delaware corporation


               TPS Acquisition Corporation, a Delaware corporation


                TPS Financing Corporation, a Delaware corporation


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